                                                                   EXHIBIT 10.16



                               AGREEMENT OF LEASE



                                    between



                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                    LANDLORD


                                      and


                         VALLEY FORGE SCIENTIFIC CORP.
                                     TENANT



                                      for



                               3600 Horizon Drive
                           King of Prussia, PA 19406

                                LEASE AGREEMENT

                             (Multi-Tenant Office)


INDEX
-----
                               SECTION                               PAGE
                               -------                               ----
1.   Summary of Terms and Certain Definitions.......................   1

2.   Premises.......................................................   2

3.   Acceptance of Premises.........................................   2

4.   Use; Compliance................................................   2

5.   Term...........................................................   2

6.   Minimum Annual Rent............................................   2

7.   Operation of Property; Payment of Expenses.....................   3

8.   Signs..........................................................   5

9.   Alterations and Fixtures.......................................   5

10.  Mechanics' Liens...............................................   5

11.  Landlord's Right to Relocate Tenant; Right of Entry............   6

12.  Damage by Fire or Other Casualty...............................   6

13.  Condemnation...................................................   6

14.  Non-Abatement of Rent..........................................   7

15.  Indemnification of Landlord....................................   7

16.  Waiver of Claims...............................................   7

17.  Quiet Enjoyment................................................   7

18.  Assignment and Subletting......................................   7

19.  Subordination; Mortgagee's Rights..............................   8

20.  Recording; Tenant's Certificate................................   8

21.  Surrender, Abandoned Property..................................   8

22.  Curing Tenant's Defaults.......................................   9

23.  Defaults - Remedies............................................   9

24.  Representations of Tenant......................................  10

25.  Liability of Landlord..........................................  10

26.  Interpretation; Definitions....................................  11

27.  Notices........................................................  11

28.  Security Deposit...............................................  11


     THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at [ILLEGIBLE] Chesterfield Parkway, Malvern, PA 19335 and VALLEY FORGE SCIENTIFIC CORP., a corporation organized under the laws of Pennsylvania ("TENANT") with its address at 136 [ILLEGIBLE] Tree Road, Oaks, PA 19456 and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.   SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

     (a) "PREMISES": Approximate rentable square feet:  13,625      /s/ JM
         (Section 2) Suite: 110

     (b) "BUILDING": Approximate rentable square feet:  34,421
         (Section 2) Address:  3600 Horizon Drive, Renaissance Corporate Park,
                               Upper Township, Montgomery County, PA

     (c) "TERM": Thirty-six (36) months plus any partial month from the
         Commencement Date until the first     (Section 5)     day of the first
         full calendar month during the Term

         (i)   "COMMENCEMENT DATE": November 1, 2006

         (ii)  "EXPIRATION DATE": See Section 5

     (d) MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7)

         (i) "MINIMUM ANNUAL RENT": $114,648.00 (One Hundred Fourteen Thousand Six Hundred Forty-eight and 00/100 Dollars), payable in monthly installments of $9,554.00 (Nine Thousand Five Hundred Fifty-four and 00/100 Dollars), increased as follows:

         Lease Year      Rate Per Sq. Ft.        Annual         Monthly
         ----------      ----------------     -----------     ----------
              1               $8.50           $115,812.50     $ 9,651.04
              2               $9.00           $122,625.00     $10,218.75
              3               $9.50           $129,437.50     $10,786.46

         (ii) ESTIMATED "ANNUAL OPERATING EXPENSES": $58,178.75 (Fifty-eight Thousand One Hundred Seventy-eight and 75/100 Dollars), payable in monthly installments of $4,848.23 (Four Thousand Eight Hundred Forty-eight and 23/100 Dollars), subject to adjustment (Section 7(a))

         (iii) Landlord and Tenant agree Tenant shall pay the first month's minimum rent and the first month's operating expenses by August 1, 2006.
         /s/ JM
------   -------

     (e) "PROPORTIONATE SHARE" (Section 7(a)): 39.58% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building)

     (f) "USE" (Section 4): Research and development, component assembly, equipment testing, general office and warehouse purposes (excluding any "place of public accommodation"). Landlord disclaims any representation or warranty as to whether such uses comply with the Laws and Requirements, compliance with which shall be the responsibility of Tenant.

     (g) "SECURITY DEPOSIT" (Section 28): $15,000.00 (Fifteen Thousand and 00/100 Dollars)

     (h) CONTENTS: This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made part of this lease:

               Rider with Sections 29 through 40

     Exhibits: "A" - Plan showing Premises            "D" - Cleaning Schedule
               "B" - Commencement Certificate Form    "E" - Estoppel Certificate
               "C" - Building Rules                         Form

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by the Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalk parking, loading and landscaped areas (the "COMMON AREAS").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the Property, the zoning, signs, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the prior uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covering warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurement installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's written consent.

4.  USE; COMPLIANCE.

     (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section [ILLEGIBLE] above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall execute any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit use of any portion of the Common Areas for other than their intended use.

     (b) COMPLIANCE. From and after the Commencement Date, Tenant shall comply promptly, at its sole expenses (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, or rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building is attached as Exhibit "C", as amended by Landlord from time to time, (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundation, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, aged contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's opinion and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof additional rent.

     (c) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, store handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

     (d) NOTICE. If any time during or after the Term, Tenant becomes aware of any inquiry, investigation proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent

          (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

     (c)  INSURANCE.

          (i) PROPERTY. Landlord shall keep in effect insurance against loss or damage to the Building of Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, any event of alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate may be required from time-to-time by any mortgage.

          (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits for liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of no more than $2,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general primary liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Tenant rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

          (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

          (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly by being billed.

     (d)  REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT.

          (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

          (ii) Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property, provided that Landlord shall have no responsibility to make any repairs. Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition Landlord reserves the right to make alterations to the Common Areas form time to time.

          (iii) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacement to the Property arising out of or caused by any other Tenant's use, occupancy or alteration of, or any other Tenant's installation in or upon, the Property or by any act or omission of any other Tenant or any other Tenant's Agents.

     (e)  UTILITIES.

        (i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal [ILLEGIBLE] occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday (legal [ILLEGIBLE] excepted). If Tenant shall require electricity or install electrical equipment including but not limited to [ILLEGIBLE] heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in [ILLEGIBLE] of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office [ILLEGIBLE] if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord [ILLEGIBLE] required during periods other than or in addition to business hours referred to above, Tenant will obtain Landlord's written approval and will pay for the resulting additional direct expense, including the expense resulting [ILLEGIBLE] installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall [ILLEGIBLE] responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or [ILLEGIBLE] of this lease.

        (ii) If at any time utility services supplied to the Premises are separately metered, the cost of [ILLEGIBLE] Tenant's meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon [ILLEGIBLE] billed.

     (f) JANITORIAL SERVICES. Landlord will provide Tenant with trash removal and janitorial services pursuant [ILLEGIBLE] cleaning schedule attached as Exhibit "D".

     (g) "RENT." The term "RENT" as used in this lease means the Minimum Annual Rent, Annual [ILLEGIBLE] Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which [ILLEGIBLE] be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all [ILLEGIBLE] Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue [ILLEGIBLE] sums due but unpaid.

8. SIGNS. Landlord, at Landlord's expense, will place Tenant's name and suite number on the Building [ILLEGIBLE] and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior [ILLEGIBLE] Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the [ILLEGIBLE] written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and [ILLEGIBLE] shall remove all such signs at the termination of this lease and shall repair any damage caused by such [ILLEGIBLE] existence or removal.

9.   ALTERATIONS AND FIXTURES

     (a) Subject to Section l0, Tenant shall have the right to install its trade fixtures in the Premise, provided [ILLEGIBLE] such installation or removal thereof shall affect any structural portion of the Property nor any utility [ILLEGIBLE] communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration [ILLEGIBLE] termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, [ILLEGIBLE] event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with [ILLEGIBLE] written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all [ILLEGIBLE] installations shall remain on the Property and become the property of Landlord without payment by Landlord.


     (b) Except for non-structural changes which do not exceed $5000 in the aggregate, Tenant shall not [ILLEGIBLE] permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the [ILLEGIBLE] any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the [ILLEGIBLE] specifications and necessary permits, together with certificates evidencing that Tenant's contractors and [ILLEGIBLE] have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days [ILLEGIBLE] commencement thereof, (ii) such alterations shall not impair the structural strength of the Building or any [ILLEGIBLE] improvements or reduce the value of the Property or affect any utility lines, communications lines, [ILLEGIBLE] facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises [ILLEGIBLE] Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such [ILLEGIBLE] shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord [ILLEGIBLE] written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any result [ILLEGIBLE] damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, [ILLEGIBLE] Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work [ILLEGIBLE] materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of [ILLEGIBLE] mechanic's lien upon all or any portion of the Property, Should any such lien or notice of lien be fled [ILLEGIBLE] performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days * Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord * all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the * "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion * interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction * arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and * include any mechanic's notice of intention to file a lien give to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by * person claiming to be entitled to any mechanic's lien.

11. LANDLORD'S RIGHT TO RELOCATE TENANT; RIGHT OF ENTRY.

    (a) Landlord may cause Tenant to relocate from the Premises to a comparable space ("RELOCATION SPACE") within the Building by giving written notice to Tenant at least 60 days in advance, provided that Landlord shall pay for all reasonable costs of such relocation. Such a relocation shall not terminate, modify or otherwise * this lease except that "Premises" shall refer to the Relocation Space rather than the old location identified in * 1(a).

    (b) Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last * months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the forgoing rights, but shall not be liable for any loss of occupation or * enjoyment thereby occasioned.

12. DAMAGE BY FIRE OR OTHER CASUALTY.

    (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacements of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will * more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date the casualty by giving written notice to the other within 10 days after the Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel the lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

    (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage * part of its fire, extended coverage and special form insurance. Tenant shall receive an abatement of its Minimum * Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the * providing the rental coverage endorsement.

13. CONDEMNATION.

    (a) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or * public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical * condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and * unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

    (b) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section * Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size * nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which * condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation * except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes * restoration.

     (C) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, [ILLEGIBLE] hereby assigns all claims against the condemnor to Landlord.

     (D) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any [ILLEGIBLE] to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection [ILLEGIBLE] second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing [ILLEGIBLE] Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess [ILLEGIBLE] paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other [ILLEGIBLE] Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent [ILLEGIBLE] cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and [ILLEGIBLE] harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property [ILLEGIBLE] about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned [ILLEGIBLE] or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the [ILLEGIBLE] such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant [ILLEGIBLE] approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration [ILLEGIBLE] termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any [ILLEGIBLE] or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about [ILLEGIBLE] the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall [ILLEGIBLE] effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17. QUIET ENJOYMENT: Landlord covenants that Tenant, upon performing all of its covenants, agreements [ILLEGIBLE] conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming [ILLEGIBLE] through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.  ASSIGNMENT AND SUBLETTING.

     (A) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of [ILLEGIBLE] lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with [ILLEGIBLE] certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section [ILLEGIBLE] shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section 23. A consent [ILLEGIBLE] one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any [ILLEGIBLE] assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation [ILLEGIBLE] this lease or Tenant's interest therein or in all or a portion of the Premises.

     (B) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual [ILLEGIBLE] have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord. Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's [ILLEGIBLE] transferee.

     (C) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or with Landlord's consent:

          (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

          (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of provision of this lease or to be a consent to any transfer.

          (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord and shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification and agreement to be bound by all the provisions of this lease, (B) afford Landlord the right of direct action against transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant the transferee.

          (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer which Landlord's consent is required.

19.  SUBORDINATION: MORTGAGEE'S RIGHTS

     (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affect the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute deliver any further instruments confirming such subordination of this lease and any further instruments of attornment may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant and thereupon this lease shall be deemed [ILLEGIBLE] to such mortgage without regard to their respective dates of execution and delivery; provided, however, that the subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervene liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

     (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgage by Landlord.

     (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

     (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and other [ILLEGIBLE] as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary reflect accurately the stated facts [ILLEGIBLE] and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

     (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonable requested financial information.

21.  SURRENDER; ABANDONED PROPERTY.

     (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

     (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, [ILLEGIBLE] Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, cost of moving and storage and any Rent due under this lease.

     (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the [ILLEGIBLE] or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a [ILLEGIBLE] tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the [ILLEGIBLE] Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the [ILLEGIBLE] Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations [ILLEGIBLE] Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect [ILLEGIBLE] such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. [ILLEGIBLE] reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, [ILLEGIBLE] interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with [ILLEGIBLE] shall be deemed additional rent.

23.  DEFAULTS - REMEDIES.

     (A)   DEFAULTS. It shall be an event of default:

           (i)   If Tenant does not pay in full when due any and all Rent;

           (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

           (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises [ILLEGIBLE] unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property [ILLEGIBLE] in the ordinary course of business; or

           (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the [ILLEGIBLE] creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding [ILLEGIBLE] appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or persona] property of [ILLEGIBLE] shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant [ILLEGIBLE] any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has [ILLEGIBLE] unstayed for more than 60 consecutive days.

     (B) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

           (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to [ILLEGIBLE] pursuant to this lease which is not paid within 5 days after the due date.

           (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or [ILLEGIBLE] therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and [ILLEGIBLE] or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may [ILLEGIBLE] time thereafter elect to terminate this lease for such previous breach.

           (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same immediately due and payable.

           (iv) To terminate this lease and the Term without any right on the part of Tenant to save the [ILLEGIBLE] payment of any sum due or by other performance of any condition, term or covenant broken.

     (C) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available [ILLEGIBLE] because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall failed to cure the default within such period; provided, however, that;

          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or [ILLEGIBLE] the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsections (a)(iii) [ILLEGIBLE] of this Section.

          (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 [ILLEGIBLE] period.

          (iii) If the default consists of something other than the failure to pay money which cannot reasonably cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within [ILLEGIBLE] days and continues actively and diligently in good faith to completely cure said default.

          (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

     (d) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver [ILLEGIBLE] subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a [ILLEGIBLE] Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to [ILLEGIBLE] damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder [ILLEGIBLE] right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or [ILLEGIBLE] provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given [ILLEGIBLE] now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a [ILLEGIBLE] amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall [ILLEGIBLE] endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may [ILLEGIBLE] such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's [ILLEGIBLE] pursue any other available remedy.

     (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' costs of suit, investigation expenses and discovery costs, including costs of appeal.

24.  REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

     (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and [ILLEGIBLE] each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the [ILLEGIBLE] named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained [ILLEGIBLE] However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or [ILLEGIBLE] unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or [ILLEGIBLE] one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the [ILLEGIBLE] contemplated herein, so that when executed, this lease constitutes a valid and binding obligation [ILLEGIBLE] accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form [ILLEGIBLE] to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as [ILLEGIBLE] its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges [ILLEGIBLE] would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, [ILLEGIBLE] have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, [ILLEGIBLE] any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon [ILLEGIBLE] such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any [ILLEGIBLE] liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default [ILLEGIBLE] respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord [ILLEGIBLE] Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgage or ground [ILLEGIBLE] succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable any previous act or omission of a prior landlord. (b) subject to any rental offsets or defenses against a prior landlord, (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of [ILLEGIBLE] Annual Rent in advance in excess of one monthly installment.

26.  INTERPRETATION; DEFINITIONS.

     (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do [ILLEGIBLE] any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

     (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there [ILLEGIBLE] collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises [ILLEGIBLE] Property. No rights, casements or licenses are acquired in the Property or any land adjacent to the Property by [ILLEGIBLE] by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be [ILLEGIBLE] in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun [ILLEGIBLE] singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The [ILLEGIBLE] "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. [ILLEGIBLE] parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be [ILLEGIBLE] strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

     (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained [ILLEGIBLE] be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making [ILLEGIBLE] same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms [ILLEGIBLE] conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest [ILLEGIBLE] permitted under law but not in excess of 15% per annum.

     (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any [ILLEGIBLE] such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed [ILLEGIBLE] modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent [ILLEGIBLE] parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in [ILLEGIBLE] the Property is located.

     (f) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or [ILLEGIBLE] on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including [ILLEGIBLE] limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest [ILLEGIBLE] becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of [ILLEGIBLE] mortgagee by any representative or servicing agent of such mortgagee.

     (g) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation [ILLEGIBLE] association and any other form of business association or entity.

     27. NOTICES. Any notice or other communication under this lease shall be in writing and addressed to Landlord [ILLEGIBLE] Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement [ILLEGIBLE] Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) [ILLEGIBLE] copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be [ILLEGIBLE] given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of [ILLEGIBLE] receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorney representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the [ILLEGIBLE] provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date [ILLEGIBLE] which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed have received the notice.

     28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to [ILLEGIBLE] retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right [ILLEGIBLE] commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit [ILLEGIBLE] the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage [ILLEGIBLE] it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to the portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions in this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to the Landlord.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other goods and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.


Date signed:                       LANDLORD:

5/3/05  [ILLEGIBLE]                LIBERTY PROPERTY LIMITED PARTNERSHIP
------------------------           By: Liberty Property Trust,
                                   Sole General Partner



                                   By: /s/ JAMES J. MAZZARELLI, JR.
                                   ----------------------------------
                                   Name:  James J. Mazzarelli, Jr.
                                   Title: Senior Vice President and City Manager



Date signed:                       TENANT:

------------------------           VALLEY FORGE SCIENTIFIC CORP.

Attest:

                                   By: /s/ J. MALIS
                                       -----------------------------------
------------------------           Name:  Jerry Malis
Name:                              Title: President

------------------------
Title:

                                     RIDER


29. PA ADDITIONAL REMEDIES

     (a) WARRANT OF ATTORNEY TO RECOVER POSSESSION: When this lease and the Term or any extension thereof shall have terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, after notice and failure to cure as provided in this Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in [ILLEGIBLE] of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy shall be good and sufficient warrant. If for any reason after such action shall have been commenced it shall be determined that possession of the Premises remains in or be restored to Tenant, Landlord shall have the right for the same default and upon subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

     (b) WARRANT OF ATTORNEY FOR MONEY DAMAGES: If Tenant shall default in the payment of the Rent due hereunder, after notice and failure to cure as provided in this Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant, and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder for interest, costs and an attorney's collection commission equal to the greater of 10% of all such sums or $1,000, for which this lease is true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION BY WRITS OF GARNISHMENT MAY BE ISSUED THEREON AFTER NOTICE TO TENANT AS PROVIDED BY IN PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF SAID JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of this lease and after the expiration of any extended or renewal term of this lease. Notwithstanding the entry of judgment including a percentage attorneys' commission as stated above, if Tenant tenders payment in lieu of the principal indebtedness, interest, costs and all other amounts included in the judgment amount (other than the percentage of attorney's commission), plus an amount equal to the actual attorneys' fees incurred by the Landlord in enforcing its rights under the lease. Landlord shall satisfy such judgment.

    (c) CONTINUING RIGHTS/WAIVER OF ERRORS: The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural error in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

     (d) WAIVER OF NOTICE TO QUIT: PROVIDED THAT TENANT HAS RECEIVED NOTICE OF DEFAULT AND HAS FAILED TO CURE SAME AS PERMITTED IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES THE RIGHT TO RECEIVE ANY FURTHER NOTICE TO QUIT UNDER THE PENNSYLVANIA LANDLORD TENANT AGREEMENT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.


--------------------------------------------------------------------------------

ACKNOWLEDGED AND AGREED                 VALLEY FORGE SCIENTIFIC CORP.

                                        By: /s/ J. MALIS
                                           -------------------------------------

BY TENANT                               Its: President
                                            ------------------------------------

--------------------------------------------------------------------------------

30.  SPACE MEASUREMENT CONTINGENCY.

     The calculation of rent and Tenant's Proportionate Share are based on square footages provided by Tenant's architect, jBH and Associates, Inc. Landlord's obligations under this lease shall not be effective until such architect certifies the gross rentable square footages of the Premises and Building based upon BOMA standards to be 13,625 and 34,421 respectively.

31.  DEMISING WALL.

     Tenant is leasing the Premises in "as is" condition, as a continuation of its occupancy of the Premises pursuant to a prior sublet between Tenant and Premier Dental Products, Inc. To the extent that prior to the Commencement Date no demising wall has been constructed between the Premises and the adjacent space previously leased by Premier Dental Products, such demising wall shall be constructed by Tenant at its sole cost and expense, in accordance with plans and specifications approved by Landlord, and otherwise compliance with the requirements of Sections 9 and 10 above.

32. AMENDMENT TO ARTICLE 7 ENTITLED "OPERATION OF THE PROPERTY: PAYMENT OF EXPENSES".

Article 7(a), is amended by adding the following to the end of the first paragraph:

          Operating Expenses shall not include the following:

               (i) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

               (ii) Attorney's fees and other costs and expenses incurred in connection with negotiations or disputes with present prospective tenants or other occupants of the Building;

               (iii) Costs incurred by Landlord due to code violations by Landlord or any tenant (other than Tenant), except to the extent such costs relate to building improvements made by Landlord to the Property that are required by any governmental authority relating to compliance with codes not applicable as of the Commencement Date, or which are incurred for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally ("Included Capital Costs");

               (iv) Points and fees on debt or amortization on any mortgage encumbering the Building (other than financing Included Capital Costs);

               (v) Advertising and promotional expenditures and capitalized costs of signs in or on the Building identifying the owner of the Building or any tenant of the building (except charges for installation and maintenance of signs identifying Tenant);

               (vi) Any utility costs for which any tenant directly contracts with the local public service company;

               (vii) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants or occupants of the Building) to the extent that Landlord is otherwise entitled to reimbursement for such costs;

               (viii) Interest and late charges resulting from late payment of taxes, assessments, and other costs and expenses payable to the Landlord;

               (ix) Costs related to or arising out of the construction of any new structures or new capital improvements unrelated to the Building;

               (xi) Any and all expenses caused by the gross negligence of the Landlord;

               (xiii) Costs incurred for a particular tenant's needs and not for the benefit of tenants generally;

               (xiv) Management fees for the initial Term of the lease for any year in excess of five (5%) percent of rents collected for operating costs.


Article 7(a)(ii) is amended by changing the reference to 60 days in the fifth line to 90 days, and adding the following at the end:

               In the event such inspection results in a reduction in Tenant's share of annual operating costs of more than five (5%) percent, the Landlord shall reimburse Tenant the reasonable costs of Tenant's inspection, representing fees paid to a reputable auditing firm whose compensation is not based on a portion of the savings generated for Tenant.

Article 7(e) is modified by adding the following at the end:

               Tenant shall be billed separately and directly by the provider of electrical service, which will be available, subject to same provider providing service generally, 24 hours per day, 7 days per week. There shall be no separate after hours charge for HVAC service beyond the electricity consumed by Tenant.

33.  AMENDMENT TO ARTICLE 9 ENTITLED "ALTERATIONS AND FIXTURES".

     Article 9 is amended by adding subsection (c) as follows:

          (c) Notwithstanding the foregoing, Landlord consents to the alterations shown on Valley Forge Scientific Space Plan 03.01.05 prepared by jBH3 & Associates, Inc. Landlord shall not unreasonably withhold Tenant's request to install one or more supplemental air conditioning units, at locations to be approved by Landlord, and a back up generator for Tenant's use on grounds adjacent to the Building, subject to Landlord's approval of the specific plans and location of the generator compliance with the requirements of subsections (a) and (b) above and Section 10 below.

34. AMENDMENT TO ARTICLE 11 ENTITLED LANDLORD'S RIGHTS TO RELOCATE TENANT; RIGHT TO ENTRY.

     Article 11(a) is amended to delete word "Building" in the second line and substitute the phrase "Renaissance Corporate Park", and change "60 days" to "90 days".

     The following is added to the end of Article 11(a):

     Landlord's relocation rights are subject to the following conditions:

          (i) Landlord shall endeavor to effectuate the relocation at a time to reduce disruption of Tenant's business and downtime, which may necessitate the move to occur on the weekend.

          (ii) The relocation space must have a floor configuration that accommodates Tenant's employees and its business operations in a similar manner as in the Premises.

          (iii) The relocation space must be on a contiguous floor configuration approved by Tenant, which approval must not be unreasonably withheld, delayed on conditioned.

          (iv) The Landlord shall pay for all Tenant's reasonable costs in connection with the relocation (including all charges to conduct the relocation on a weekend or holiday, if desired by Tenant) and all reasonable costs in connection with moving, the reinstallation of furniture, computer equipment, wiring, internet connections, roof top electrical devices, supplemental air conditioning systems and other systems and equipment use in Tenant's business.

          (v) Landlord will pay for the reasonable cost to replace Tenant's existing supply of business cards, stationary, marketing and product information with Tenant's address on them.

35.  AMENDMENT TO ARTICLE 13 ENTITLED "CONDEMNATION".

     Article 13(d) is amended by adding the following at the beginning thereof:

          Except as provided in Section 13(a) above with respect to a temporary taking for in excess of sixty (60) days.

     Article 13(d) is amended by adding the following at the end thereof:

          In the event that within forty-five (45) days after a Condemnation (whether total, partial or temporary), as a result of which Condemnation, Tenant is unable to conduct its business in the Premises in substantially the same manner as such business was conducted prior to the Condemnation, Tenant may cancel the Lease, upon 10 days written notice to Landlord, without any further liability to Landlord for rent thereafter accruing.

36.  AMENDMENT TO ARTICLE 15 ENTITLED "INDEMNIFICATION OF LANDLORD".

     Article 15 is amended by deleting the phrase "whether prior to, during or after the Term" beginning on the fifth line and substituting the following:

          whether the claim is filed during or after the Term, for transactions and occurrences during the Term or the period of Tenant sublease of the Premises

37.  AMENDMENT TO ARTICLE 19 ENTITLED "SUBORDINATION; MORTGAGEE'S RIGHTS".

     Article 19(a) is amended to add the following at the end:

          Landlord shall request that such mortgagee execute and deliver a recordable subordination, non-disturbance and attorney agreement ("SNDA") in such mortgagee's standard form, which SNDA provided that, in the event of a foreclosure, sale under power of sale, ground or other lease termination or transfer in lieu of any of the foregoing or the exercise of any remedy [ILLEGIBLE] to any such Mortgage (a) Tenant's use and possession and enjoyment of the Premises shall not be disturbed and this Lease continue in full force and effect as long as no Event of Default on the part of Tenant occurs, and (b) this Lease shall automatically become a direct Lease between any successor to Landlord's interest, as landlord, and Tenant as if such successor [ILLEGIBLE] landlord originally named hereunder, except that such successor shall not be bound by any amendment to this lease made prior to the transfer of the Property to such successor without such successor's consent, nor shall such successor be liable for any [ILLEGIBLE] default by Landlord occurring prior to such successor acquiring title to the Building.


38.  AMENDMENT TO ARTICLE 23 ENTITLED "DEFAULT".

     Article 23(c) is amended by adding the following at the end:

          for substantially similar events of default

39.  AMENDMENT TO ARTICLE 27 ENTITLED "NOTICES".

     Article 27 is amended to provide that a copy of any notice required to be given to Tenant shall also be sent to:

          Russell U. Schenkman, Esquire
          Schenkman Jennings & Howard, LLC
          13 Roszel Road
          Princeton, NJ 08540

40.  LIMITATIONS ON LANDLORD'S ACCESS.

     Other than for an emergency, reasonable advance notice shall be provided to Tenant prior to Landlord's access to the Premises. Landlord's right to show the Premises to purchasers and mortgagors shall be upon reasonable advance notice at times reasonably convenient to Tenant. Nothwithstanding anything in this Lease to the contrary, except in an emergency situation, Tenant may restrict [ILLEGIBLE] to the Premises, to protect information or equipment, which Tenant reasonably deems to be confidential or critical to its business, unless the Landlord, or its agents are accompanied by an employee of the Tenant and Tenant may further restrict access to such areas to [ILLEGIBLE] when access will not disrupt Tenant's business.

                                  EXHIBIT "A"


                               3600 HORIZON DRIVE
                                RENAISSANCE PARK
                              KING OF PRUSSIA, PA




                                  [FLOOR PLAN]





FLOOR PLAN
--------------------------------------------------------------------------------
SCALE:  NOT TO SCALE                                        DATE: AUGUST 8, 2002

DVS DESIGN STUDIOS                                                 LIBERTY
   corporate interior design                                --------------------
                                                               PROPERTY TRUST

10 Ridgewood Road                                          ASK FOR A LIBERTY
Malvern, PA 19355                                       MARKETING REPRESENTATIVE
e-mail: dvs_design@msn.com

                                  EXHIBIT "B"



______________ _____, 20______                                  VIA CERTIFIED/RR

M_.__________________________
Valley Forge Scientific Corp.
3600 Horizon Drive
King of Prussia, PA

RE: THE LEASE ("LEASE") DATED MARCH ___, 2005, FOR THE PREMISES LOCATED AT 3600 HORIZON DRIVE, SUITE #, KING OF PRUSSIA, PENNSYLVANIA, BETWEEN LIBERTY PROPERTY LIMITED PARTNERSHIP ("LANDLORD") AND VALLEY FORGE SCIENTIFIC CORP. ("TENANT")


Dear _______________:

This is to confirm the following with respect to the referenced Lease:

          COMMENCEMENT DATE:        NOVEMBER 1, 2006
          EXPIRATION DATE:          OCTOBER 31, 2009

As set forth in Sections 6 and 7 of the Lease:

     (i) The first full month (which is November, 2006) of the Minimum Annual Rent and the Estimated Amount of Operating Expenses installment is due at lease signing.

     (ii) If the Commencement Date is NOT the first day of a calendar month, then the prorated Minimum Annual Rent and the prorated Estimated Annual Operating Expenses installment are due for that partial month (the period from the Commencement Date until the first day of the next calendar month) on or before the Commencement Date. Accordingly, the following amounts are due on or before the Commencement Date.

On or before December 1, 2006, the December 2006 Rent will be due in the following amount until adjusted in accordance with the Lease:

          MONTHLY MINIMUM ANNUAL RENT INSTALLMENT:                    $ 9,651.04
          MONTHLY ESTIMATED ANNUAL OPERATING EXPENSES INSTALLMENT:    $ 4,848.23
                                                                      ----------
          TOTAL MAY 2005 PAYMENT:                                     $14,499.27
                                                                      ==========


Thereafter, regular monthly payments will be due in the following amounts until adjusted in accordance with the Lease:

          MONTHLY MINIMUM ANNUAL RENT INSTALLMENT:                    $ 9,651.04
          MONTHLY ESTIMATED ANNUAL OPERATING EXPENSES INSTALLMENT:    $ 4,848.23
                                                                      ----------
          TOTAL MONTHLY PAYMENT:                                      $14,499.27
                                                                      ==========

If you disagree with any of the above information, please advise in writing within five (5) days of receipt of this letter. Otherwise, the Commencement Date and the Expiration Date will be as set forth above.


Sincerely,

Liberty Property Limited Partnership
By: Liberty Property Trust, Sole General Partner


By:
   ---------------------------------------------
   Robert Murdocca
   Senior Portfolio Leasing/Marketing

                                  EXHIBIT "C"

                                 BUILDING RULES


     1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the American Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a "place of public accommodation".

          a.   Places of lodging (examples: hotel, motel)
          b.   Establishments serving food or drink (examples: bar, restaurant)
          c. Place of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)
          d. Places of public gathering (examples: auditorium, convention center, lecture hall)
          e. Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)
          f. Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)
          g. Stations used for specified public transportation (examples: bus terminal or depot)
          h. Places of public display or collection (examples: museum, library, gallery)
          i.   Places of recreation (examples: park, zoo, amusement part)
          j. Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)
          k. Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)
          l. Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

     2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

     3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

     4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or governmental agency. No person shall go on the roof with Landlord's permission.

     5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

     6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand an spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. Without Landlord's prior written consent, no walls or partitions shall be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord; nor shall mechanics be allowed to work in or about the Building other than those employed by Landlord.

     7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

     8. Tenant shall not use nor keep in the Building any matters having an offensive odor, not explosive or highly flammable material nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.

     9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wires or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purposes for which the wires respectively are used, together with the name of the concern, if any, operating same.

     10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and articles which may be hazardous or to require them to be located at designated places in the Premises. Tenant shall obtain Landlord's written consent prior to the installation of any vending machines in the Premises.

     11. The use of rooms as sleeping quarters is strictly prohibited at all times.

     12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces and Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. Other vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent excluding of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

     13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

     14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

     15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant on the Premises (examples: security guards/monitors, telecommunications installers/maintenance). Tenant shall permit Landlord's employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

     16. Landlord shall provide Tenant with the move-in and move-out policies for the Building with which Tenant shall comply. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. At the end of the Term, Tenant's obligations regarding surrender of the Premises shall include Tenant's obligation to shampoo all carpet, strip and wax all vinyl composite tile and replace any damaged ceiling tiles, the cost of which obligations shall be deducted from the Security Deposit if not completed by Tenant prior to the Expiration Date.

     17. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord's prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the ordinary refuse loads will be removed by Landlord upon request at Tenant's expense.

     18. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

     19. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper rightful enjoyment of the Premises by Tenant under the lease.

     20. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

     21. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

                                  EXHIBIT "D"

                               CLEANING SCHEDULE


I.      OFFICE AREA

        A.   Nightly (Monday through Friday - Holidays, excepted):

             1.   Empty wastepaper baskets, ashtrays, and refuse receptacles.

             2.   Dust sweep hard surface flooring.

             3.   Vacuum carpeted areas and rugs.

             4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, desk equipment, telephones, windowsills and induction unit tops within normal reach.

             5.   Clean and sanitize all drinking fountains.

        B.   Weekly:

             1. Remove finger marks from stairways, elevator and utility closet doors and light switches.

        C.   Monthly:

             1.   Wash and wax resilient tile floors.

        D.   Quarterly:

             1.   Do high dusting not reached in daily cleaning to include:

                  (a) pictures, frames, charts, graphs, and similar wall hangings.

                  (b) all vertical surfaces, such as walls, partitions, doors and bucks not reached in nightly cleaning.

        E.   Annually:

             1.   Wash all light fixtures.

             2. Dry clean drapes and wash venetian blinds, whichever is supplied by Landlord or exterior windows.

II.     LAVATORIES

        A.   Nightly:

             1. Sweep and wash floors with approved germicidal detergent solution.

             2. Wash and polish all mirrors, powder shelves, dispensers, receptacles, light work, flushometers, pipings and toilet seat hinges.

             3. Wash both sides of toilet seats, wash basins, bowls, and urinals with approved germicidal detergent solution.

             4. Remove finger marks and smudges from toilet partitions, ventilating grills, and tile walls.

             5. Empty and clean towel and sanitary disposal receptacles, remove waste to disposal areas.

             6. Replenish paper towel, toilet tissue, soap and sanitary napkin dispensers.

        B.   Monthly:

             1.   Wash partitions and tile walls.

             2.   Wash all waste receptacles with approved germicidal solution.

III.    PEST EXTERMINATION

        A.   Maintain pest extermination as needed.

                                  EXHIBIT "E"

                          TENANT ESTOPPEL CERTIFICATE


     Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein and the undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof:

     1.   The information set forth in attached Schedule 1 is true and correct.

     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified by Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, may result in a default by Tenant under the Lease Documents.

     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

     6. Except as set forth in Schedule 1, to Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

     7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

     8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or bankruptcy or insolvency law.

     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through under Tenant and shall inure to the benefit of all Mortgagees.

     IN WITNESS WHEREOF, Tenant has executed this Certificate this _____ day of __________, 19_____.




                                             -----------------------------------
                                             Name of Tenant

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                   SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

                Lease Documents, Lease Terms and Current Status

A.  Date of Lease:

B.  Parties:

    1.  Landlord:

    2.  Tenant d/b/a:

C.  Premises known as:

D.  Modifications, Assignments, Supplements or Amendments to Lease:

E.  Commencement Date:

F.  Expiration of Current Term:

G.  Options:

H.  Security Deposit Paid to Landlord:   $

I.  Current Fixed Minimum Rent (Annualized):  $

J.  Current Additional Rent (and if applicable, Percentage Rent)(Annualized):  $

K.  Current Total Rent:  $

L.  Square Feet Demised:

M.  Tenant's Bankruptcy or other Insolvency Actions:




                                      E-2